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                                                                  EXHIBIT (d)(2)

                          PORTFOLIO ADVISORY AGREEMENT

                         Re: AHA Investment Funds, Inc.
                             Portfolio Advisory Agreement

Gentlemen:

         AHA Investment Funds, Inc. (the "Fund") is a Maryland corporation registered under the Investment Company Act of 1940 as an open-end, diversified management investment company. The Fund is comprised of a number of separate investment portfolios (the "Portfolios"), each with different investment objectives, policies, and restrictions.

         CCM Advisors LLC ("CCM Advisors") serves as the Fund's investment consultant and in that capacity is responsible for, among other things, the co-ordination of the investment activities of the Portfolios, the recommendation of investment managers to the Board of Directors of the Fund, and the allocation of the assets of the Portfolios among the investment managers. The investment managers, subject to applicable policies, restrictions and procedures make investment decisions for the Portfolios.

1.  APPOINTMENT OF INVESTMENT MANAGER

         The Fund, being duly authorized, hereby appoints and retains you (the
"Investment Manager") to act as a discretionary investment manager, on the terms and conditions set forth herein, for assets of the Portfolios of the fund designated as specified in Schedule A to this Agreement (each a "Portfolio
Account").

2.  ACCEPTANCE OF APPOINTMENT

         The Investment Manager accepts its appointment as a discretionary investment manager and agrees to use its best professional judgement to make timely investment decisions for the Fund with respect to the designated
Portfolio Accounts in accordance with the terms of this Agreement for the compensation herein provided.

3.  SERVICES OF INVESTMENT MANAGER

         Subject to the supervision of the Board of Directors of the Fund, the Investment Manager is hereby authorized to purchase, hold and sell assets of the designated Portfolio Accounts and, upon making any purchase or sale decision, to place orders for the execution of such transaction in accordance with paragraphs
5 and 6 hereof and as instructed from time to time by the Custodian of the Fund.
In providing such services, the Investment Manager shall continuously manage such Portfolio Accounts in a manner consistent with the investment objectives, policies and restrictions of the Portfolios, as described in the materials furnished to the Investment Manager pursuant to paragraph 4 below, and in instructions from the Fund and CCM Advisors. The Investment Manager shall manage and maintain each Portfolio Account for purposes of applicable policies and restrictions as if such Portfolio Account were 100% of the assets of the Portfolio. In addition, the Investment Manager shall furnish to or place at the disposal of the Fund or CCM Advisors such of the information, evaluations, analyses and opinions formulated or obtained by the Investment Manager in the discharge of its duties as the Fund or CCM


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Advisors may, from time to time, reasonably request. At the Fund's or CCM
Advisors' reasonable request, the Investment Manager will consult with the Fund or CCM Advisors with respect to any decision made by it with respect to investments of the designated Portfolio Accounts.

4.  INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS

         The Fund shall provide the Investment Manager with a statement of the investment objectives, policies and restrictions of the Portfolios and with such additional procedures and restrictions applicable thereto as established by the Fund, including such requirements as may be necessary to maintain qualification under Sub-Chapter M of the Internal Revenue Code. The Fund retains the right to modify any of its objectives, policies, procedures and restrictions upon written notice to the Investment Manager.

5.  TRANSACTION PROCEDURES

         All transactions will be consummated by payment to or delivery by the Custodian of the Fund (the "Custodian"), or such depositories, or agents, as may be designated by the Custodian, as custodian for the Fund, of all cash and/or securities due to or from each designated Portfolio Account, and the Investment
Manager shall not have possession or custody thereof. The Investment Manager shall confirm in writing all investment orders for the Portfolio Account placed by it with brokers and dealers in such form and manner as instructed from time to time by the Custodian of the Fund. CCM Advisors or another designated agent of the Fund shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Investment
Manager. The Fund shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and the Investment Manager shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

6.  ALLOCATION OF BROKERAGE

         The Investment Manager shall have full authority and discretion to allocate the execution of transactions effected by it in accordance with paragraphs 2 and 3 to brokers and dealers, with which the Fund maintains accounts, for execution on various markets, subject to paragraph 9 below. In doing so, the Investment Manager's primary responsibility shall be to obtain the best execution for the Fund, but this responsibility shall not be deemed to obligate the Investment Manager to solicit competitive bids for each transaction, and the Investment Manager shall have no obligation to seek the lowest available commission cost to the Fund, as long as the Investment Manager determines that the broker or dealer is able to obtain the best execution
(including therewith, the best available price under the particular circumstances) on a particular transaction and that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available (i) to the Fund or CCM Advisors for the benefit of the Fund or (ii) to the Investment Manager for the benefit of its clients, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction. Upon notification by the Fund, the Investment Manager agrees to comply with such other and


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additional brokerage policies adopted by the Fund and consistent with applicable laws and regulations.

         The Fund shall retain the right to request that transactions giving rise to brokerage commissions in an amount to be agreed upon by the Fund and the Investment Manager shall be executed by brokers and dealers which provide research or consultation services to the Fund, or as to which an on-going relationship will be of value to the Fund, so long as the Investment Manager determines that the broker or dealer is able to obtain the best execution on a particular transaction and that the Fund determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund, notwithstanding that another broker may be willing to charge the Fund a lower commission on the particular transaction.

7.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE INVESTMENT MANAGER

         The Investment Manager represents, warrants and agrees that:

         (a) It has delivered to the Fund (and the Fund represents it has received) a true and complete copy of its current disclosure statement, as required by Rule 204-3 of the Investment Advisers Act (Part II of the Investment
Manager's Form ADV or its brochure).

         (b) It has provided on Schedule C to this Agreement a true and complete list of all companies whicH are "affiliated persons", as such term is defined in Section 2(a)(3) of the Investment Company Act, of the Investment Manager; all officers and directors of the Investment Manager; and all individuals and companies which "control" or are controlled by or under common control with the Investment Manager, as such term is defined in
Section 2(a)(9) of said Act.

         (c) It is registered as an "investment adviser" under the Investment
Advisers Act of 1940 or is a bank as defined in Section 202(a)(2) of said
Act; and that neither it nor any "affiliated person" of it, as defined by
Section 2(a)(3) of the Investment Company Act, is subject to any disqualification which would make the Investment Manager unable to serve as an investment adviser to a registered investment company under Section 9 of the Investment Company Act.

         (d) It will deliver to the Fund: true and complete copies of all documents supplementing or amending its disclosure statement described in paragraph 7(a) above promptly upon the filing thereof; prompt notice of all additions, deletions and changes in the list of persons and companies identified in Schedule B; and appropriate advance notice of any event which would render the representations and warranties contained in paragraph 7(c) above no longer true, correct and accurate.

8.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE FUND

         The Fund represents, warrants and agrees that:

         (a) It will deliver to the Investment Manager a true and complete copy of the Fund's current Prospectus and Statement and of such other documents or instruments governing the


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investments and investment policies and practices of the designated Portfolio
Accounts, and promptly will deliver to the Investment Manager true and complete copies of all documents and instruments supplementing, amending, or otherwise becoming such documents.

         (b) Prior to commencement of the Fund's operations, it will deliver to the Investment Manager a list of all public companies and broker-dealers which are "affiliated persons" of the Fund (including also "affiliated persons" of such persons) and promptly will deliver to the Investment Manager any revisions to said list of which the Fund is aware.

         (c) The organization of the Fund and the conduct of the business of the Fund and the Portfolio Account as contemplated by this Agreement, comply, and shall at all times comply, with the requirements imposed upon the Fund by applicable law.

         (d) The Investment Manager has been duly appointed by the Board of Directors of the Company.

9.  AFFILIATED TRANSACTIONS

         The Investment Manager agrees, as part of its specific duty to invest and manage the assets of the designated Portfolio Accounts, that:

         (a) It will not cause the Fund or any Portfolio to engage in a principal transaction or any joint arrangement or transaction with any other
Portfolio or with any individual or company known by it to be an "affiliated person" of the Fund or to be an "affiliated person" of such a person, except transactions with affiliated accounts in such manner as may be permitted under procedures adopted by the Fund pursuant to Rule 17a-7 under the Investment
Company Act; however, this shall not preclude fair and reasonable allocations of executions among client accounts of the Investment Manager (including the Portfolios).

         (b) It will not cause the Fund to purchase securities in any underwriting where, to the knowledge of the Investment Manager, an underwriter of such securities is an "affiliated person" of the Fund or an "affiliated person" of such person; except in compliance with such procedures as may be adopted by the Fund pursuant to Rule l Of-3 under the Investment Company Act.

         (c) It will not place for execution any agency brokerage transaction of the Fund with any broker (including the Investment Manager) that, to the knowledge of the Investment Manager, is an "affiliated person" of the Fund or an "affiliated person" of such person, except in compliance with such procedures as may be adopted by the Fund pursuant to Rule 17e-1 under the Investment Company
Act.

10.  REPORTS TO INVESTMENT MANAGER

         The Fund will, from time to time, furnish or otherwise make available to the Investment Manager such periodic reports, concerning the status of the designated Portfolio Accounts as the Investment Manager may reasonably require in order to discharge its duties and obligations hereunder.

11.  REPORTS TO THE FUND AND RECORDS



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         The Investment Manager agrees that:

         (a) Upon the request of the Fund, it will provide such documents, financial information, reports and other information as may reasonably be necessary to permit the Fund's Board of Directors to make an informed decision as to whether to continue this Agreement in accordance with paragraph 18 hereof, and to monitor the services provided hereunder.

         (b) It will maintain the records and information required to be maintained by paragraphs (b)(5), (b)(6), (b)(10) and (b)(11), and (f) of Rule
31a-1 under the Investment Company Act respecting its activities with respect to the Portfolio Account, and such other records with respect thereto relating to the services the Investment Manager provides under this Agreement as may be required in the future by applicable SEC rules, and shall retain such records and information for such times and in such manner as required by applicable rules, including Rule 31a-2 under said Act. The Investment Manager agrees that such records and information are the property of the Fund and shall be made available to the Fund or its designee upon the Fund's request.

12.  CODE OF CONDUCT

         The Investment Manager shall adopt a written Code of conduct complying with the requirements of Rule 17j-1 under the Investment Company Act, will provide the Fund with a copy of such code together with a representation of its due adoption, and will make such reports to the Fund as required by said rule.

13.  PROXIES

         The Fund will vote all proxies solicited by or with respect to the issuers of securities in which its assets are invested, but the Investment
Manager shall upon request provide the Fund or CCM Advisors with its recommendations as to such voting.

14.  EXPENSES

         The Investment Manager shall retain such personnel, maintain such facilities and obtain such information as may be necessary to provide services hereunder and shall bear all costs associated therewith except as otherwise provided by this Agreement.

15.  FEES FOR ADVISORY SERVICES

         For the services to be rendered under this Agreement, the Investment
Manager shall be entitled to receive compensation calculated and paid in accordance with attached Schedule C, which is incorporated herein.

16.  LIMITATION ON LIABILITY

         The Investment Manager shall not be liable for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it hereunder, or in accordance with specific directions from the Fund; provided that the Investment Manager shall not be relieved from any liability arising from its own willful misconduct, bad faith, gross negligence, or reckless


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disregard of its duties under this Agreement, or arising from its breach of any of its duties or obligations under this Agreement.

17.  OTHER INVESTMENT ACTIVITIES OF INVESTMENT MANAGER

         The Fund acknowledges that the Investment Manager or one or more of its affiliates may have investment responsibilities or may render investment advice to, or perform other investment advisory services for, other individuals and entities. The Fund agrees that the Investment Manager or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other individuals or entities which may differ from advice given or the timing or nature of action taken with respect to the Portfolio Account, provided that the Investment Manager acts in good faith, and provided, further, that it is the Investment Manager's policy to allocate, within its reasonable discretion, investment opportunities to the Portfolio Account over a period of time on a fair and equitable basis relative to its other advisory clients, taking into account the investment objectives and policies of the Portfolio
Account and any specific investment restrictions applicable thereto. The Fund acknowledges that one or more of the other accounts managed by the Investment
Manager may at any time hold or engage in transactions in investments in which the designated Portfolio Accounts may have an interest, including transactions in which such Portfolio Accounts are involved. The Investment Manager shall have no obligation to acquire for such Portfolio Accounts a position in any investment which any other account managed by the Investment Manager may acquire, and the Fund shall have no first refusal, coinvestment, or other rights in respect of any such investment.

18.  DURATION AND TERMINATION

         This Agreement shall become effective on ______________. Unless terminated as herein provided, this Agreement shall remain in effect until __________ and shall continue in effect for successive periods of one year thereafter provided such continuance is approved at least annually by the Board of Directors of the Fund as required by the Act. This Agreement may be terminated by either party hereto, without the payment of any penalty, immediately upon written notice to the other in the event of a breach of any provision hereof by the party so notified, or otherwise upon thirty days' written notice to the other party; provided, however, that this Agreement shall immediately terminate in the event of its "assignment" as defined in
Section 2(a)(4) of the Investment Company Act (to the extent required by the Act and the rules thereunder) unless otherwise permitted by an exemptive order or rule of the SEC. The Investment Manager shall notify the Fund in writing sufficiently in advance of any proposed change of control or any proposed transaction which would constitute an "assignment," in order to enable the Fund to consider and to take the steps as it may determine to be necessary to enter into a new agreement with the Investment Manager or implement alternative arrangements. Termination of this Agreement shall not affect the obligations or rights of the parties under paragraphs 15 or 16 hereof.

19.  AMENDMENT

         This Agreement may be amended at any time upon a written agreement between the parties provided that any amendment, other than an amendment to Schedule B or Schedule D,


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shall be required to be approved by the Board of Directors of the Fund in the manner required by the Investment Company Act.

20.  APPLICABLE LAW

         This Agreement shall be construed in accordance with the laws of the State of Illinois and the applicable provisions of the Investment Company Act.
To the extent the applicable law of the State of Illinois, or any of the provisions herein, conflict with the applicable provisions of said Act, the latter shall control.

21.  CONFIDENTIALITY

         Subject to the right of the Investment Manager and the Fund to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction over it, the parties hereto shall treat as confidential all information pertaining to the Fund, the Portfolio Accounts, the rate and amount of fees paid hereunder and the actions of the Investment Manager and the Fund in respect of the foregoing.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement.

                                            AHA INVESTMENT FUNDS, INC.


                                            By:
                                                  ------------------------------

                                            Date:
                                                  ------------------------------

ATTEST:

-----------------------------               ------------------------------------
                                            (Investment Manager)


                                            By:
                                                  ------------------------------

                                            Date:
                                                  ------------------------------
ATTEST:

-----------------------------



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SCHEDULES:

A. Assets to be managed by Investment Manager
B. Affiliated persons of Investment Manager
C. Fees of Investment Manager
D. Authorized Personnel








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                                   SCHEDULE A



         The Investment Manager is hereby designated to manage a portion of the assets of the Fund's ___________ Portfolio (the "Portfolio"), subject to the terms and conditions of the Agreement. It shall initially be responsible for the management of that portion of the Portfolio's assets which is allocated to the Investment Manager by CCM Advisors (the "Portfolio
Account"). It is agreed by the parties that, from time to time, CCM Advisors may modify this allocation by increasing or decreasing the percentage of the Portfolio's assets allocated to the Portfolio Account. Such modifications may be implemented in such manner designated by CCM Advisors, including: (1) the transfer of assets of the Portfolio into or from the Portfolio Account and
(2) the sale of assets of the Portfolio Account. All such initial allocations and modifications thereto as contemplated by this Schedule A shall become effective upon written notice to the Investment Manager from CCM Advisors.

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                                   SCHEDULE B

I. The following companies are " affiliated persons" of the Investment Manager as defined by Section 2(a)(3) of the Act:


   COMPANY NAME                            NATURE OF AFFILIATION
   ------------                            ---------------------



   See Disclosure Statement delivered to the Fund pursuant to Section 7(a) of the Agreement.





II.  The following persons are the officers and directors of the Investment
Manager:

    NAME                                   CAPACITY
    ----                                   --------



    See attached list of Officers and Directors.





III. The following individuals and companies control, or are controlled by, or under common control with, the Investment Manager:

     NAME                                   DESCRIPTION OF RELATIONSHIP
     ----                                   ---------------------------


     See Disclosure Statement delivered to the Fund pursuant to Section 7(a) of the Agreement.





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                                                     Attachment to Schedule B.II
                                                   as of _________________, 2001


                                  DIRECTORS OF


                   ------------------------------------------






















                                   OFFICERS OF

                         -------------------------------






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                                   SCHEDULE C



As compensation for the services it provides under this Agreement, the Investment Manager shall be entitled to compensation payable quarterly in arrears, calculated at the annual rate of ________ (_____%) of the average daily net assets of the Portfolio Account during the calendar quarter. Fees are payable thirty days after the end of each calendar quarter.

CCM Advisors hereby agrees to pay, and the Investment Manager agrees to accept from CCM Advisors, the fees due to the Investment Manager on behalf of the Fund under this Agreement. The Investment Manager shall have recourse solely against CCM Advisors for the payment of all fees due hereunder, until it receives written notification of the termination of CCM Advisors' agreement with the Fund to pay such fees; however, no partner of CCM Advisors shall have any personal liability hereunder and no party hereto may resort to the personal assets of such partners for payment or performance of any obligation hereunder to the extent such assets exceed a partner's holdings in CCM Advisors. In the event of such notification of termination, the Fund agrees to pay all fees accruable after the termination date specified in the notification (whether or not then payable) and the Investment Manager shall have recourse solely against the Fund for the payment of such fees.


Agreed and Accepted:

CCM ADVISORS LLC

By:
      -----------------------------------

Date:
      -----------------------------------





-----------------------------------------
(Investment Manager)

By:
      -----------------------------------

Date:
      -----------------------------------



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                                   SCHEDULE D

The following persons are authorized to execute transactions for the Portfolio
Account(s) of the AHA Investment Funds, Inc. for which the above-named
Investment Manager acts as investment manager.

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


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